SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                -------------------------------------------


                       AMENDMENT NO. 1 ON FORM 8-K/A

                               CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                               Date of Report
                      (Date of earliest event reported):

                               June 12, 1998

                  ----------------------------------------


                            THERMO SENTRON INC.
           (Exact name of Registrant as specified in its charter)


Delaware                         1-14254                          41-1827303
(State or other               (Commission                   (I.R.S. Employer
jurisdiction of               File Number)           Identification Number)
incorporation or organization)


501 90th Avenue N.W.
Minneapolis, Minnesota                                              55433
(Address of principal executive offices)                          (Zip Code)


                               (781) 622-1000
                       (Registrant's telephone number
                            including area code)

                                                                  FORM 8-K/A


Item 2. Acquisition or Disposition of Assets

    On June 12, 1998, Thermo Sentron Inc. (the Company) acquired the three businesses that constitute the Graseby product-monitoring group (Graseby Product Monitoring) from Graseby Limited (the Seller). The businesses acquired design, manufacture, and distribute specialized packaged-goods equipment, including checkweighers and metal detectors, primarily for use by food producers and pharmaceutical companies.

    The acquisition was made pursuant to an Agreement dated March 13, 1998 (as amended, the Agreement), between the Seller, the Company, and Thermo Environmental Instruments Inc., which acquired a separate business of the Seller. Smiths Industries plc, the parent company of the Seller, and Thermo Electron Corporation, the indirect parent company of the Company and of Thermo Environmental Instruments Inc., guaranteed the respective obligations of the parties.

    The purchase price of Graseby Product Monitoring was approximately $44 million, net of cash acquired. The purchase price is subject to a post-closing adjustment equal to the amount by which the net operating assets (excluding cash balances and certain other identified items) of Graseby Product Monitoring as of the closing date are greater or less than, as the case may be, certain target amounts set forth in the Agreement.

    The consideration paid for Graseby Product Monitoring was based on the Company's determination of the fair market value of Graseby Product Monitoring's business, and the terms of the Agreement were determined by arms-length negotiation among the parties.

    To partially finance the acquisition, the Company borrowed $21.0 million from Thermo Electron. The indebtedness to Thermo Electron bears interest at a rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and is due December 15, 1998.

    The Company has no present intention to use the assets of Graseby Product Monitoring for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review such business's assets, corporate structure, capitalization, operations, properties, policies, management and personnel and, upon completion of this review, may develop additional or alternative plans or proposals, including mergers, transfers of a material amount of assets or other additional transactions or changes relating to such business.

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

    (a)  Financial Statements of Business Acquired: Attached hereto

                            PRODUCT MONITORING GROUP

                               TABLE OF CONTENTS

                                                                     Page Number


Auditors' Report                                                               2

Combined Profit and Loss Account                                               3

Combined Balance Sheet                                                         4

Combined Statement of Cash Flows                                               5

Notes to the Combined Accounts                                                 6

                            PRODUCT MONITORING GROUP

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of Product Monitoring Group

We have audited the accompanying combined balance sheet of the Product Monitoring Group and its subsidiaries ("the Company") as of 1 October 1997 and the related combined profit and loss account, and combined statement of cash flows for the nine month period then ended, all expressed in British pounds sterling and prepared on the basis set forth in Note 1 to the combined financial statements. These financial statements set out on pages 3 through 21 are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 1 October 1997 and the result of the Company's operations and its cash flows for the nine month period then ended in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the combined loss for the nine month period ended 1 October 1997 and the determination of combined financial position as of 1 October 1997. Note 27 to the combined financial statements summarizes this effect for the nine month period ended 1 October 1997.



PricewaterhouseCoopers
London, England

24 August 1998

                            PRODUCT MONITORING GROUP

                        COMBINED PROFIT AND LOSS ACCOUNT
                   For the nine months ended 1st October 1997

                                                                      Continuing
                                                                      Operations
                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)
Notes

  4     TURNOVER                                                         20,766

        Cost of Sales                                                   (12,371)
                                                                        -------
        Gross Profit                                                      8,395
        Other Operating Income                                                -
                                                                        -------
                                                                          8,395
  2     Operating expenses                                               (8,384)
                                                                        -------

        OPERATING PROFIT                                                     11

  3     Net interest                                                         69
                                                                        -------

        PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                        80

  6     Tax on profit on ordinary activities                               (359)
                                                                        -------
        LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                         (279)

 21     Dividend Paid                                                         -
                                                                        -------
        RETAINED LOSS                                                      (279)
                                                                        =======

        The loss for 1997 is stated on the historical cost basis.

        Thereis no difference between the loss on ordinary activities before taxation and the retained loss for the period stated above and their historical cost equivalent.

        STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                       (In thousands of British pounds sterling)

        Loss for the financial period                                      (279)
        Currency translation differences of foreign currency
          net investments                                                   137
                                                                        -------
        Total recognized gains and losses relating to the period           (142)
                                                                        =======


The notes on pages 6 to 21 form an integral part of these accounts.

                            PRODUCT MONITORING GROUP

                   COMBINED BALANCE SHEET at 1st October 1997

                                                                  1 October 1997
Notes                                  (In thousands of British pounds sterling)

        FIXED ASSETS
   7    Tangible assets                                                   1,102
  22    Investments                                                           3
                                                                         ------
                                                                          1,105
                                                                         ------
        CURRENT ASSETS
   8    Stocks                                                            4,810
   9    Debtors  - amounts falling due within one year                    4,906
                 - amounts falling due after more than one year           3,514
        Cash at bank and in hand                                          2,395
                                                                         ------
                                                                         15,625
  10    Creditors - amounts falling due within one year                  (5,690)
  11    Provision for liabilities and charges                              (187)
                                                                         ------
        NET CURRENT ASSETS                                                9,748
                                                                         ------
        TOTAL ASSETS LESS CURRENT LIABILITIES                            10,853
                                                                         ======
        CAPITAL & RESERVES
  13    Combined share capital                                            1,471
  14    Share premium account                                             3,575
  23    Profit and loss account                                           4,287
                                                                         ------
        EQUITY SHAREHOLDERS FUNDS                                         9,333
  25    Non-equity shareholders funds                                     1,520
                                                                         ------
        TOTAL SHAREHOLDERS FUNDS                                         10,853
                                                                         ======

The report of the auditors is on page 2.

The notes on pages 6 to 21 form an integral part of these accounts.

                            PRODUCT MONITORING GROUP

           COMBINED STATEMENT OF CASH FLOWS THROUGH 1st October 1997

                                                                  1 October 1997
Notes                                  (In thousands of British pounds sterling)

24(a)     Net Cash Flow from Operating Activities                           131

        Returns on Investments and Servicing of
          Finance:
        Interest Received                                                    69
                                                                         ------
          Net Cash Inflow for Returns on Investments                         69

        Taxation:                                                          (764)

        Capital Expenditure and Financial Investment:
        Purchase of Tangible Fixed Assets                                  (481)
        Sale of Plant and Machinery                                           7
                                                                         ------

          Net Cash Outflow for Capital Expenditure and
            Financial Investment                                           (474)
                                                                         ------
        Cash Outflow Before Use of Liquid Resources
          and Financing                                                  (1,038)

        Management of Liquid Resources:
        Increase in Long-term Receivables                                  (544)

        Financing-Debt Due Within One Year:
        Increase in Short-term Borrowings                                 1,090
                                                                         ------
24(b)   Decrease in Cash in the Period                                     (492)
                                                                         ======

                            PRODUCT MONITORING GROUP

                         NOTES TO THE COMBINED ACCOUNTS

1.BUSINESS OPERATIONS, BASIS OF PRESENTATION AND PRINCIPAL ACCOUNTING
        POLICIES

The combined financial statements have been prepared in accordance with applicable accounting standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

a)      Business Operations and basis of presentation

               These combined financial statements were prepared in connection with the acquisition of the checkweighing, metal detection, x-ray and coding businesses of Graseby plc (collectively referred to as the "Product Monitoring Group" or the "Company") purchased from Smiths Industries plc ("Smiths") by Thermo Sentron Inc. ("Thermo"). The Company was acquired by Smiths on 2 October 1997 upon completion of its acquisition of Graseby plc. On 12 June 1998, the Company was acquired from Smiths by Thermo.

               The principal activities of the Company are the design, manufacture and sale of contact coding products used to print variable information onto products and packaging, and the design, manufacture and sale of equipment and systems principally used by food and pharmaceutical producers to identify and reject contaminated or irregular products.

               These combined financial statements reflect the combined balance sheet, profit and loss account and statement of cash flows of the Company for the nine months ended 1 October 1997. All significant intercompany transactions are eliminated in combination. The financial statements of the Companies' businesses are denominated in the local foreign currency as the designated functional currency. The businesses' assets and liabilities have been translated to pounds sterling at the respective exchange rates prevailing at the balance sheet date. The businesses' profit and loss accounts have been translated at the respective average exchange rates for the year.

        b)      Accounting convention

               The accounts have been prepared in accordance with the historical cost convention.

        c)      Foreign currency

               Exchange profits less losses resulting from the period's trading are accounted for in the result for the period.

               Assets and liabilities expressed in foreign currencies are translated to sterling at rates of exchange ruling at the end of the financial period or at forward rates where covered by forward exchange contracts.

        d)      Fixed assets

               Fixed assets are stated at historical cost less depreciation.

        e)      Depreciation

               Depreciation of fixed assets is provided on a straight line basis at such rates that will write off the cost of the assets over their expected useful working lives.

               The principal annual rates used for this purpose are:

            Plant and machinery             10% to 33% on cost
            Fixtures and fittings           10% to 33% on cost
            Motor vehicles                  25% to 33% on cost
            Long leasehold property         over the period to the
                                            next rent review
           Leasehold additions             5% to 20% on cost

        f)      Stocks

               Stock and work in progress are stated at the lower of cost and net realizable value, with provision being made, where necessary, for obsolete, slow-moving and defective stocks. Cost is determined on the first in first out basis and includes material, direct labor and overheads appropriate to the relevant stage of production. Net realizable value represents the estimated amount at which stocks and work in progress will be realized after taking into account relevant marketing, selling and distribution costs.

        g)      Debtors

               Debtors are stated after making such provision as is considered necessary to cover the risk of bad debts.

        h)      Deferred taxation

               No provision is made or asset recognized for deferred taxation unless, in the opinion of the directors, there is a reasonable probability that the relevant amount will crystallise in the foreseeable future.

        i) Research and development

               All expenditure for research and development is charged to profit and loss account as incurred.

        j)      Pension scheme arrangements

               The company participates in a group pension scheme operated by Graseby plc. Contributions and pension costs are based on pension costs across the group as a whole. Pension costs are accounted for on the basis of charging in each accounting period, the regular cost, i.e. the consistent ongoing costs of providing pensions over the period during which the company benefits from the employees' services, adjusted for any variations in cost arising from the experience of the scheme. The effects of variations from regular cost are spread over the expected remaining working lifetime of members of the scheme.

2.      OPERATING EXPENSES
                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Net operating expenses comprise:-
          Distribution costs                                              3,429
          Administration expenses                                         4,955
                                                                          -----
                                                                          8,384
                                                                         ======

3.      NET INTEREST RECEIVABLE/(PAYABLE) AND SIMILAR INCOME
                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Interest (Payable)/Receivable                                        69
                                                                         ======

4.      TURNOVER & PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        The geographical split of turnover in the year was
        as follows:-
        United Kingdom                                                    6,819
        Rest of Europe                                                    4,033
        U.S.A.                                                            6,185
        Canada                                                            2,096
        Other overseas countries                                          1,633
                                                                        -------
                                                                         20,766
                                                                        =======

        The geographical split of profit on ordinary activities before tax in the year was as follows:

        United Kingdom                                                     (852)
        Rest of Europe                                                     (255)
        U.S.A.                                                              878
        Canada                                                              303
        Other overseas countries                                              6
                                                                        -------
                                                                             80
                                                                        =======
        The geographical split of net assets at the end of the year was as follows:

        United Kingdom                                                    7,182
        Rest of Europe                                                     (522)
        U.S.A.                                                            2,901
        Canada                                                            1,110
        Other overseas countries                                            182
                                                                        -------
                                                                         10,853
                                                                        =======

        Loss on ordinary activities has been arrived at after charging:
        Depreciation of fixed assets                                        396
        Auditors' remuneration for audit work                               101
        Operating lease rentals:
          - plant, machinery and vehicles                                   274
          - land and buildings                                              213

        The split of turnover between product lines was as follows:

        Turnover - Product Inspection                                    17,533
        Turnover - Coding Equipment                                       3,233
                                                                         ------
                                                                         20,766
                                                                         ======
        The split of profit on ordinary activities before tax between product lines was as follows:

        Loss Before Tax - Product Inspection                               (379)
        Profit Before Tax - Coding Equipment                                459
                                                                         ------
                                                                             80
                                                                         ======

        The split of net assets between product lines was as follows:

        Net Assets - Product Inspection                                   9,426
        Net Assets - Coding Equipment                                     1,427
                                                                         ------
                                                                         10,853
                                                                         ======

5.      DIRECTORS AND OTHER EMPLOYEES

               All directors have been employed as managers by Graseby plc and are remunerated by that company in respect of their services to the group as a whole. They receive no emoluments from this Company, although Graseby plc makes a charge to the company in respect of management and other services, which charge is included in these accounts.

        Directors' Emoluments:

                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Emoluments for services as directors to the
          Product Monitoring Group paid by another
          group undertaking (excluding pension contributions)               231
        Company contributions                                                 -
                                                                            ---
        Company contribution to defined benefit scheme                      231
                                                                            ===

               Excluding pension contributions, the emoluments of the highest paid director were 57,666 British pounds sterling.

               There are 11 directors for whom retirement benefits are accruing in the defined benefit scheme referred to in note 15.

               The average number of persons, including directors, employed by the Company during the period was as follows:

                                                                     9 Months to
                                                                  1 October 1997
                                                                          Number
        Production                                                          205
        Selling, Distribution and Administration                            128
                                                                          -----
                                                                            333
                                                                          =====

                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Staff Costs:
        Wages and salaries                                                4,670
        Social security costs                                               392
        Other pension costs                                                 184
                                                                          -----
                                                                          5,246
                                                                          =====

6.      TAX ON PROFIT ON ORDINARY ACTIVITIES
                                                                     9 Months to
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Corporation tax based on profits for the period
        at 31.67%                                                           (25)
        Deferred taxation                                                  (334)
                                                                           ----
                                                                           (359)
                                                                            ====

7       TANGIBLE ASSETS
                                                  Short    Fixtures,
                             Long leasehold   leasehold      plant &
                                  buildings   buildings     vehicles   Total
                                (In thousands of British pounds sterling)

        Cost:
        At 31st December 1996           531          53        2,706   3,290
        Additions                         -           3          478     481
        Disposal                          -           -         (413)   (413)
                                      -----       -----        -----   -----
        At 1st October 1997             531          56        2,771   3,358
                                      -----       -----        -----   -----

        Depreciation:
        At 31st December 1996           367          32        1,855   2,254
        Charge for period                45           7          344     396
        Disposals                         -           -         (394)   (394)
                                      -----       -----        -----   -----
        At 1st October 1997             412          39        1,805   2,256
                                      -----       -----        -----   -----
        Net book value:
        At 1st October 1997             119          17          966   1,102
                                      =====       =====        =====   =====
        At 31st December 1996           164          21          851   1,036
                                      =====       =====        =====   =====

8.      STOCKS AND WORK IN PROGRESS
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

Raw materials and consumables                                             1,959
Work in progress                                                            701
Finished goods                                                            2,150
                                                                          -----
                                                                          4,810
                                                                          =====

9.      DEBTORS
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Amounts recoverable within one year:
        Trade debtors                                                     4,379
        Prepayments and accrued income                                      527
                                                                          -----
                                                                          4,906
                                                                          =====
        Amounts recoverable after one year:
        Group Loans:
        Immediate holding company                                         3,514
                                                                          =====

               The directors regard the Group Loans as long term in nature as there is no fixed repayment date, although the balance may fluctuate in the short term. Of the balance outstanding at the end of the financial period, 305,000 British pounds sterling bears a finance charge varying with market rates.

10. CREDITORS - amounts falling due within one year 1 October 1997 (In thousands of British pounds sterling)

        Bank overdraft                                                    1,619
        Trade creditors                                                   2,801
        Accruals and deferred income                                        908
        Social security and other taxes payable                              47
        Corporate tax payable                                               315
                                                                          -----
                                                                          5,690
                                                                          =====

               The bank overdraft is secured by cross guarantees from other participating companies in the joint bankers arrangements.

11.     PROVISION FOR LIABILITIES AND CHARGES
        Includes the following:
                              Restructuring    Warranty
                                      Costs       Costs        Total
        (In thousands of British pounds sterling)

        At 31st December 1996            70          98          168
        Profit and Loss Account          (3)         22           19
                                        ---         ---          ---
        At 1st October 1997              67         120          187
                                        ===         ===          ===

12.     DEFERRED TAXATION

               The potential liability to deferred tax, calculated under the liability method together with the element for which provision has been recognized or made in the accounts, is analyzed below.

                                                     1 October 1997
                                                   Full   Recognized
                                              Potential  in accounts
                                               (asset)/
                                              liability
                                       (In thousands of British pounds sterling)

        Accelerated capital allowances            (156)            -
        Other short-term timing
          differences                             (253)            -
                                                  ----          ----
                                                  (409)            -
                                                  ====          ====
13.     COMBINED SHARE CAPITAL

             The combined share capital represents the aggregate share capital of the companies in the Product Monitoring Group, as follows:

        -Graseby Product Monitoring Limited
        -Graseby Allen Limited
        -Graseby Goring Kerr GmbH
        -Graseby Goring Kerr (NZ) Limited
        -Goring Kerr Detection Limited
        -Graseby Goring Kerr (Canada) Inc.

14.     SHARE PREMIUM ACCOUNT

                                       (In thousands of British pounds sterling)

        At 1 October 1997 and 31 December 1996                            3,575
                                                                          =====

               This represents the share premium account in Graseby Product Monitoring Limited.

15.     PENSION COMMITMENTS

               The Company participated in a group defined benefit pension scheme. The funds of the Graseby scheme are administered by trustees and are separate from the group. The funds are valued every three years by professionally qualified independent actuaries, the rates of contribution being determined by the actuaries. In the intervening years the actuaries review the continuing appropriateness of the rates. The latest actuarial valuation of the scheme was 31st March 1994.

               The total pension cost for the company was 187,000 British pounds sterling. This represents contributions payable to Graseby plc, who are responsible for making contributions to the pension funds on behalf of the group as a whole.

16.     LEASE COMMITMENTS

               The Company has annual commitments under non-cancelable leases having expiry periods as follows:

                                                  1 October 1997
                                               Land and
                                              Buildings      Other
                          (In thousands of British pounds sterling)

        Within one year                             40          77
        Between one & five years                   210         276
        After five years                           347           6
                                                   ---         ---
                                                   597         359
                                                   ===         ===

17.     CONTINGENT LIABILITIES

        a) The Company has a contingent liability, under a composite cross guarantee structure with other companies in the group, in respect of banking facilities. At the year end there were no such liabilities.

        b) The Company is registered with H.M. Customs and Excise as a member of a group for VAT purposes, resulting in a joint and several liability on a continuing basis for amounts owing by the remainder of the group for unpaid VAT.

        There are no other known claims at the balance sheet date not provided for in these financial statements.

18.     COMMITMENTS FOR CAPITAL EXPENDITURE
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

                Capital expenditure authorized and
                  contracted for but not provided                            34
                Capital expenditure authorized for
                  which contracts have not been placed                        -
                                                                             --
                                                                             34
                                                                             ==
19.     RELATED PARTY TRANSACTIONS

               There were no transactions during the period with related parties as defined in financial reporting standard number 8 ("FRS8") other than with fellow group companies. As the Company is owned as to more than 90% by the ultimate holding company it is exempt under FRS8 from the obligation to disclose transactions with fellow group companies.

20.     ULTIMATE HOLDING COMPANY

               At the balance sheet date the Company's ultimate holding company was Graseby plc, incorporated in England and Wales. On 2nd October an offer by Smiths Industries plc for all the issued share capital of Graseby plc was declared unconditional with acceptances in excess of 90%. Accordingly, Smith Industries plc, which is also incorporated in England and Wales was the ultimate holding company until 12 June 1998, at which point Thermo Sentron Inc. purchased the Company.

21.     DIVIDENDS PAID
                                                   Per Share          Amount
                                                 9 Months to     9 Months to
                                              1 October 1997  1 October 1997
                                    (In thousands of British pounds sterling)
        Dividend on ordinary
        equity shares:-

        Interim                                            -               -
                                                 -----------     -----------
        Final                                              -               -
                                                 -----------     -----------
                                                           -               -
                                                 -----------     -----------

        Dividend on non-equity
        redeemable shares:-
        Interim                                            -               -
                                                 -----------     -----------
        Final                                              -               -
                                                 -----------     -----------
                                                           -               -
                                                 -----------     -----------
        Total                                              -               -
                                                 -----------     -----------

22.     INVESTMENTS
                                                       Other Investments
                                (In thousands of British pounds sterling)
        Valuation                                                      3
        At 31 December 1996                                            -
        Additions                                                      -
        Disposals                                                      -
                                                                      --
        At 1 October 1997                                              3
                                                                      ==

               The Group has a 33% interest in Svenska Allen AB (Sweden). Svenska Allen AB acts as a distributor for the Allen Coding operations. The Board does not exercise significant influence over this investment and it is valued at a cost of 3,000 British pounds sterling.

23.     MOVEMENT ON RESERVES
                                                                  1 October 1997
                                       (In thousands of British pounds sterling)

        Profit and loss account
        At 31 December 1996                                               4,429
        Loss for the period                                                (279)
        Currency translation differences on foreign
         currency net investments                                           137
                                                                        -------
        At 1 October 1997                                                 4,287
                                                                        =======
24.     CASH FLOW DISCLOSURES

        a)  Reconciliation of Operating Profit to Net Cash Inflow

        Cash Flow from Operating Activities:
        Operating Profit                                           11
        Depreciation Charges                                      396
        Increase in Stocks                                       (178)
        Decrease in Debtors                                       231
        Decrease in Creditors                                    (329)
                                                                -----
        Net Cash Inflow from Operating Activities                 131
                                                                =====

        b)Reconciliation  of Net Cash Flow  Movement  to  Movement in Net
          Funds

        Reconciliation of Net Cash Flow to Movement
          in Net Funds:
        Decrease in Cash in the Period                            (492)
        Cash Inflow from Increase in Short-term Borrowings      (1,090)
        Exchange Differences                                        89
                                                                ------
        Movement in net funds in the period                     (1,493)
        Net funds at 31 December 1996                            2,269
                                                                ------
        Net funds at 1 October 1997                                776
                                                                ======

        c) Analysis of Net Funds

                               At 31 Dec.       Cash   Exch.   At 1 Oct.
                                    1996        Flow   Move.        1997
                                (In thousands of British pounds sterling)

        Cash in Hand, at Bank      2,798        (492)     89      2,395
        Overdrafts                  (529)     (1,090)      0     (1,619)
                                 ---------------------------------------
          Total                    2,269      (1,582)     89        776
                                 =======================================

25.     Reconciliation of Movement in Shareholders' Funds

                                   (In thousands of British pounds sterling)

       Equity shareholders' funds:
       Loss for the financial period                               (279)
       Other recognized gains and losses                            137
                                                                  -----
       Net addition to shareholders' funds                         (142)
       Opening shareholders' funds                                9,475
                                                                  -----
       Closing shareholders' funds                                9,333
                                                           =====
       Non-equity shareholders' funds:
       At 31 December 1996 and
       At 1 October 1997                                          1,520
                                                           =====

               Non-equity shareholders' funds represent redeemable ordinary shares in Goring Kerr Detection Limited and Graseby Product Monitoring Limited.

26.     COMPANIES ACT 1985

               The combined financial statements do not constitute "statutory accounts" within the meaning of the United Kingdom Companies Act 1985 for any of the periods presented. These combined financial statements exclude certain parent company statements and other information required by the Companies Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items. NOTES TO THE COMBINED ACCOUNTS (continued)

27. SUMMARY OF DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

        (1)Differences giving rise to accounting adjustments

               The Company's accounts are prepared in accordance with generally accepted accounting principles ("GAAP") applicable in the United Kingdom, which differ in certain significant respects from those applicable in the United States. The main differences relate principally to the following items, and the effects of the adjustments on operating profits, net income and shareholders' funds, and on certain balance sheet items are set out below.

        a.Goodwill

               Under U.K. GAAP, the Company writes off acquisition goodwill directly against reserves in its combined balance sheet in the year of acquisition. Under U.S. GAAP, goodwill is recognized in the balance sheet and amortized by charges against income over its useful life, not to exceed forty years. The Company considered various factors in determining its amortization period, including competitive, legal, regulatory, and other factors. As required by APB No. 17, the Company limited its amortization period to the specified maximum life of forty years.

               For U.S. GAAP purposes, goodwill has been accounted for at the lower of amortized cost or fair value. Fair value has been determined by reference to a non-discounted cash flow analysis over the remaining amortization period. Any goodwill amount not expected to be recoverable as a result of this review would be accounted for as an impairment of value. No such impairment of value has occurred.

        b.Taxes on income

               Under U.K. GAAP, deferred tax is provided using the liability method at the rates ruling at each year end. Timing differences are recognized to the extent that the directors consider such differences will reverse in the foreseeable future. Net debit balances resulting from tax losses or other timing differences are not recognized except to the extent that it is assured beyond reasonable doubt that future taxable profits will be sufficient to offset the losses or reversal of timing differences during the prescribed carry forward period. Any amounts not so recognized are subsequently only recognized as they are realized. This policy was substantially in accordance with U.S. GAAP prior to the introduction of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax liabilities related to timing differences are fully provided and future taxation benefits are recognized as deferred tax assets to the extent that their realization is more likely than not.

        c.Hedging of anticipated intercompany foreign currency commitment

               Under U.K. GAAP, hedges of anticipated intercompany foreign currency commitments are deferred to the extent that the forward contracts are in a gain position. As a result of EITF 95-2, under U.S. GAAP, either a third party commitment or a real economic loss imposed by a third party must exist for intercompany foreign currency commitments to be firm. Such intercompany foreign currency commitments must be considered firm to justify deferral of gains or losses on foreign exchange contracts as required by FAS 52. As a result, the Company's foreign exchange forward contracts to buy U.S. dollars and sell U.K. pounds sterling have been marked to market for U.S. GAAP purposes with the resulting gains and losses included in the determination of net income. Such contracts have not been marked to market for U.K. GAAP purposes.

        d.Combined Balance Sheet presentation

               The Combined Balance Sheet prepared in accordance with U.K. GAAP differs in certain respects from U.S. GAAP. For example, under U.K. GAAP current assets are presented after fixed assets; current assets include amounts which fall due after more than one year (see Note 9) and creditors falling due after one year are deducted from current assets to present net current assets (liabilities).

        e.Combined Statement of Cash Flows

               The Company's combined statement of cash flows is prepared in accordance with Financial Reporting Standard No. 1 (Revised 1996), "Cash Flow Statements," and presents substantially the same information as that required under Statement of Financial Accounting Standards No. 95. However, there are certain differences in classification of items within the statement of cash flows and with regard to the definition of cash equivalents between U.K. and U.S. GAAP.

               Cash flows from (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure and financial investment; (v) management of liquid resources; and (vi) financing activities are presented separately under U.K. GAAP. However, U.S. GAAP only requires presentation of cash flows from three activities: operating, investing and financing.

               Cash and cash equivalents under U.K. GAAP may include cash in hand and deposits repayable on demand less any bank loans and overdrafts repayable on demand. Under U.S. GAAP overdrafts are included in financing activities.

               Cash flows from taxation and returns on investments and servicing of finance are, with the exception of dividends paid and interest paid but capitalized, included as operating activities under U.S. GAAP. The payment of dividends is included under financing activities and capitalized interest is included under investing activities for U.S. GAAP purposes.

               The following table summarizes the statement of cash flows for the Group as if they had been presented in accordance with U.S. GAAP

                                                  9 months ended
                                                  1 October 1997
                        (In thousands of British pounds sterling)

Net cash outflow from operating activities                  (564)
Net cash used in investing activities                       (474)
Net cash provided by financing activities                    546
Exchange rate effect on cash                                  89
                                                            ----
Net decrease in cash and cash equivalents                   (403)
                                                            ====

        f.Effect on net income and shareholders' funds of differences between U.K. GAAP and U.S. GAAP.

     The following is a summary of the approximate effects on operating profit, net income, shareholders' equity and on certain other balance sheet items if U.S. GAAP were to be applied instead of U.K. GAAP.

                                                       9 months ended
                                                       1 October 1997
                             (In thousands of British pounds sterling)

Operating Profit:
Operating profit under U.K. GAAP                                   11
Amortization of goodwill (1)                                     (323)
Foreign exchange forward contracts(2)                            (125)
                                                                 ----
Operating loss under U.S. GAAP                                   (437)
                                                                 ====

Net Income:
Loss on ordinary activities ("net loss") under
  U.K. GAAP                                                      (279)
Adjustments:
Amortization of goodwill(1)                                      (323)
Foreign exchange forward contracts(2)                             (75)
Deferred taxation(3)                                              117
                                                                 ----
Net loss under U.S. GAAP                                         (560)
                                                                 ====

The following is a summary of the approximate effect on shareholders' funds of differences between U.K. GAAP and U.S. GAAP.
                                                       1 October 1997
                             (In thousands of British pounds sterling)

Shareholders' Funds:
Capital and reserves under U.K. GAAP                           10,853
Adjustments:
Goodwill(1)                                                    15,025
Foreign exchange forward contracts(2)                               1

Deferred taxation(3)                                              526
                                                               ------
Approximate shareholders' equity under U.S. GAAP               26,405
                                                               ======
Total Assets:
Under U.K. GAAP                                                16,730
Adjustments:
Goodwill(1)                                                    15,025
Foreign exchange forward contracts(2)                               1
Deferred taxation(3)                                              526
                                                               ------
Under U.S. GAAP                                                32,282
                                                               ======
Total Liabilities:
Under U.K. and U.S. GAAP                                        5,877
                                                               ======
Notes

(1)The goodwill adjustment relates to the acquisition of Product Monitoring GmbH, Best Limited, Hascal Limited, InterTest Limited and Goring Kerr Limited during the period 1991 to 1994. The goodwill of 17.2 million British pounds sterling is being amortized under U.S. GAAP on a straight-line basis over 40 years and is 17.2 million British pounds sterling as of 1 October 1997, net of accumulated amortization of 2.2 million British pounds sterling.

(2)The foreign exchange forward contracts adjustment recognizes the impact of marking to market the foreign exchange forward contracts as required under U.S. GAAP for the Company's contracts to buy U.S. dollars and sell U.K. pounds sterling.

(3)The deferred taxation adjustment recognizes the deferred tax asset under U.S. GAAP which is not recognized under U.K. GAAP.

(ii)Additional U.S. GAAP Disclosures

a.Disclosures about fair values of financial instruments

SFAS No. 107 requires the disclosure of estimated fair values for all financial instruments for which it is practicable to estimate that value.

With regard to cash, short term debt, non-trade receivables and payables, and lease obligations the terms of these financial instruments approximate those available in the current market. Accordingly carrying values approximate fair value.

It has not been practical to estimate the fair value of the 3.5 million British pounds sterling group loan recoverable from the immediate parent company as there is no market interest rate readily available to utilize in such an estimate.

b.Concentration of credit risk

The Company does not have any significant concentrations of credit risk.

               UNAUDITED INTERIM PROFIT AND LOSS ACCOUNTS

                                                   Unaudited
                                            Six Months Ended March 31
                                                   1997          1998
                             (In thousands of British pounds sterling)
                                           (Predecessor)   (Successor)

TURNOVER                                       13,890        13,741
Cost of Sales                                   7,887         8,360
                                               ------        ------
Gross Profit                                    6,003         5,381
Other Operating Income                             34             -

Operating Expenses                              5,003         4,802
                                               ------        ------

OPERATING PROFIT                                1,034           579

Net interest                                       58            65
                                               ------        ------

PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION                                      1,092           644
Tax on Profit on Ordinary Activities             (542)         (337)
                                               ------        ------
Profit on Ordinary Activities After
  Taxation                                        550           307
Dividend Paid                                     761             -
                                               ------        ------

RETAINED (LOSS)/PROFIT                           (211)          307
                                               ======        ======

See accompanying notes.

                        UNAUDITED INTERIM BALANCE SHEET

                                                             Unaudited
                                                         31 March 1998
                              (In thousands of British pounds sterling)

        FIXED ASSETS
        Tangible assets                                            927
        Investments                                                  3

        CURRENT ASSETS
        Stocks                                                   4,208
        Debtors - amounts falling due within one year            6,103
                - amounts falling due after more than one year   4,525
        Cash at bank and in hand                                 3,546
                                                               -------
                                                                18,382
        Creditors - amounts falling due within one year         (7,812)
                                                               -------
        NET CURRENT ASSETS                                      10,570
                                                               -------
        TOTAL ASSETS LESS CURRENT LIABILITIES                   11,500
                                                               =======
        CAPITAL & RESERVES
        Combined share capital                                   1,471
        Share premium account                                    3,575
        Profit and loss account                                  4,934
                                                               -------
        EQUITY SHAREHOLDERS FUNDS                                9,980
        Non-equity shareholders funds                            1,520
                                                               -------

        TOTAL SHAREHOLDERS FUNDS                                11,500
                                                               =======

        See accompanying notes.

                   UNAUDITED INTERIM STATEMENTS OF CASH FLOWS


                                                         Unaudited
                                                  Six Months Ended March 31
                                                  1997                 1998
                                                (In British pounds sterling)
                                                (Predecessor)    (Successor)

Cash Flow from Operating Activities:
Operating Profit                                        1,034     579
Depreciation Charges                                      288     315
Decrease in Stocks                                        412     603
Increase in Debtors                                      (708) (1,168)
(Decrease)/Increase in Creditors                         (376)  1,952
                                                       ------  ------
  Net Cash Inflow from Operating Activities               650   2,281

Returns on Investments and Servicing of
  Finance:
Interest Received                                          58      65
                                                       ------  ------
  Net Cash Inflow for Returns on Investments               58      65

Capital Expenditure and Financial Investment:
Purchase of Tangible Fixed Assets                        (260)   (140)
                                                       ------  ------
  Net Cash Outflow for Capital Expenditure and
    Financial Investment                                 (260)   (140)

Dividends Paid                                           (761)      -
Financing:
Decrease in Short-term Borrowings                        (926)      -
Increase/(Decrease) in Long-term Receivable             1,267  (1,010)
                                                       ------  ------
  Net Cash Outflow from Financing                         341  (1,010)

Effect of Exchange Rate                                   (38)    (45)
                                                       ------  ------
Increase/(Decrease) in Cash in the Period                 (10)  1,151


Reconciliation of Net Cash Flow to Movement
  in Net Funds:
Increase/(Decrease) in Cash in the Period                 (10)  1,151

  Net Funds at Beginning of Period                       2,573   4,014
                                                        ------  ------
  Net Funds at End of Period                             2,563   5,165
                                                        ======  ======

See accompanying notes.

NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

1.      Interim Results

The interim financial statements presented have been prepared by the Product Monitoring Group of Graseby plc without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair statement of the financial position at March 31, 1998 and the results of operations and cash flows for the six months ended March 31, 1997 and 1998. Interim results are not necessarily indicative of results for a full year.

2.Reconciling Items Between U.S. and U.K. Generally Accepted Accounting
  Principles

a)Interim Profit and Loss Accounts
                                                         Unaudited
                                                   Six Months Ended 31 March
                                                             1997       1998
                                    (In thousands of British pounds sterling)

        Profit on ordinary activities after
          taxation under U.K. GAAP                         550          307
        Amortization of goodwill                          (216)        (295)
        Foreign exchange forward contracts                 (75)           -
        Deferred taxation                                   25           25
                                                          ----         ----
        Net income under U.S. GAAP                         284           37
                                                          ====         ====
        See Note 27 of the audited accounts for explanation of reconciling items.

b)Interim Balance Sheet

                                                             Unaudited
                                                         31 March 1998
                              (In thousands of British pounds sterling)

        Shareholders Funds:
        Capital and reserves under U.K. GAAP                    11,500

        Adjustments:
          Goodwill                                              23,319
          Deferred taxation                                        551
                                                                ------
        Shareholders' equity under U.S. GAAP                    35,370
                                                                ======
        Total Assets:
        Under U.K. GAAP                                         19,312

        Adjustment:
          Goodwill                                              23,319
          Deferred taxation                                        551
                                                                ------
        Under U.S. GAAP                                         43,182
                                                                ======

        See Note 27 of the audited accounts for explanation of reconciling items.

c)Interim Cash Flows

                                             Six Months Ended 31 March
                                                           1997   1998
                              (In thousands of British pounds sterling)

        Net cash provided by operating
          activities                                       670   2,301
        Net cash used in investing activities             (260)   (140)
        Net cash used in financing activities             (420) (1,010)
        Exchange rate effect on cash                        38      45
                                                        ------  ------
        Net increase in cash and cash
          equivalents                                       28   1,196
                                                        ======  ======

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

    (b)  Pro Forma Combined Condensed Financial Information:

             The following unaudited pro forma combined condensed financial statements set forth the results of operations for the fiscal year ended January 3, 1998, and the six months ended July 4, 1998, as if the acquisition of the three businesses that constitute the Graseby product-monitoring group of Graseby Limited (Graseby Product Monitoring) by the Company had occurred at the beginning of 1997. Graseby Product Monitoring was acquired by Smiths Industries plc on October 1, 1997. Accordingly, the pro forma combined condensed statement of operations for the year ended January 3, 1998, includes the results of Graseby Product Monitoring for the nine months ended October 1, 1997 (the Predecessor) prior to its acquisition by Smiths plc and the three months ended January 3, 1998, subsequent to its acquisition by Smiths plc (the Successor). The primary difference in the basis of accounting between the Predecessor and the Successor relates to goodwill which has been adjusted in the pro forma combined condensed results of operations to reflect the goodwill arising as a result of the Company's acquisition of Graseby Product Monitoring.

             The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Graseby Product Monitoring been consummated at the beginning of 1997. The historical financial statements of Graseby Product Monitoring, originally prepared in accordance with U.K. generally accepted accounting principles and stated in British pounds sterling, have been translated into U.S. dollars and presented in a manner consistent with the financial statements of the Company, as described in Note 1 to these pro forma combined condensed statement of operations. In addition, the accompanying pro forma adjustments include those necessary to conform such financial statements to U.S. generally accepted accounting principles. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.


                                                                                              FORM 8-K/A
                                          THERMO SENTRON INC.
                          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                       Year Ended January 3, 1998
                                              (Unaudited)

                                                  Historical                                    Pro Forma
                        -----------------------------------------------------------------  ------------------
                                              Graseby Product Monitoring
                                              -------------------------------------------
                                                                U.S. GAAP
                          Thermo  Predecessor  Successor     Total    Adjust-               Adjust-
                         Sentron    U.K. GAAP  U.K. GAAP U.K. GAAP      ments   U.S. GAAP     ments  Combined
                        --------     --------   --------  --------   --------    --------  --------  --------
                                                (In thousands except per share amounts)

Revenues                $ 78,695     $ 33,642   $ 12,177  $ 45,819   $      -    $ 45,819  $      -  $124,514
                        --------     --------   --------  --------   --------    --------  --------  --------
Costs and Operating
  Expenses:
    Cost of revenues      47,564       20,042      8,020    28,062          -      28,062       325    75,951
    Selling, general,
      and administrative
      expenses            20,533       11,574      3,941    15,515        782      16,297       297    37,127
    Research and
      development
      expenses             1,888        1,887        513     2,400          -       2,400         -     4,288
                        --------     --------   --------  --------   --------    --------  --------  --------

                          69,985       33,503     12,474    45,977        782      46,759       622   117,366
                        --------     --------   --------  --------   --------    --------  --------  --------

Operating Income (Loss)    8,710          139       (297)     (158)      (782)       (940      (622)            7,148
Interest and Other Income
  (Expense), Net           1,926           (8)       (54)      (62)      (191)       (253)   (2,586)     (913)
                        --------     --------   --------  --------   --------    --------  --------  --------

Income (Loss) Before
  Income Taxes            10,636          131       (351)     (220)      (973)     (1,193)   (3,208)    6,235
Income Tax Provision
  (Benefit)                4,148          581        (14)      567       (192)        375    (1,210)    3,313
                        --------     --------   --------  --------   --------    --------  --------  --------

Net Income (Loss)       $  6,488     $   (450)  $   (337) $   (787)  $   (781)   $ (1,568) $ (1,998) $  2,922
                        ========     ========   ========  ========   ========    ========  ========  ========

Basic and Diluted
  Earnings per Share    $    .66                                                                     $    .30
                        ========                                                                     ========

Weighted Average Shares:
  Basic                    9,875                                                                        9,875
                        ========                                                                     ========
  Diluted                  9,878                                                                        9,878
                        ========                                                                     ========

See notes to pro forma combined condensed financial information.


                                                                                              FORM 8-K/A
                                          THERMO SENTRON INC.
                          PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                     Six Months Ended July 4, 1998
                                              (Unaudited)
                                                    Historical                          Pro Forma
                                    -------------------------------------------    -------------------
                                                   Graseby Product Monitoring
                                                   ----------------------------
                                                           U.S. GAAP
                                      Thermo        U.K.     Adjust-                Adjust-
                                     Sentron        GAAP       ments  U.S. GAAP       ments   Combined
                                    --------    --------    --------   --------    --------   --------
                                                (In thousands except per share amounts)

Revenues                            $ 40,558    $ 19,178    $      -   $ 19,178    $      -   $ 59,736
                                    --------    --------    --------   --------    --------   --------
Costs and Operating Expenses:
  Cost of revenues                    24,598      10,605           -     10,605        (156)    35,047
  Selling, general, and
    administrative expenses           10,666       6,374         442      6,816          69     17,551
  Research and development
    expenses                           1,006         805           -        805           -      1,811
                                    --------    --------    --------   --------    --------   --------

                                      36,270      17,784         442     18,226         (87)    54,409
                                    --------    --------    --------   --------    --------   --------

Operating Income (Loss)                4,288       1,394        (442)       952          87      5,327
Interest and Other Income
  (Expense), Net                         805         442           -        442      (1,099)       148
                                    --------    --------    --------   --------    --------   --------

Income (Loss) Before Income
  Taxes                                5,093       1,836        (442)     1,394      (1,012)     5,475
Income Tax Provision (Benefit)         1,968         654         (41)       613        (405)     2,176
                                    --------    --------    --------   --------    --------   --------

Net Income (Loss)                   $  3,125    $  1,182    $   (401)  $    781    $   (607)  $  3,299
                                    ========    ========    ========   ========    ========   ========

Basic and Diluted Earnings
  per Share                         $    .32                                                  $    .34
                                    ========                                                  ========

Weighted Average Shares:
  Basic                                9,776                                                     9,776
                                    ========                                                  ========
  Diluted                              9,779                                                     9,779
                                    ========                                                  ========

See notes to pro forma combined condensed financial information.

                                                                  FORM 8-K/A

                            THERMO SENTRON INC.
        NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                (Unaudited)

Note 1 - Basis of Presentation

    The results of operations of Graseby Product Monitoring have been presented in the pro forma combined condensed statement of operations in accordance with U.K. generally accepted accounting principles (GAAP) adjusted to conform to U.S. GAAP. The historical financial statements of Graseby Product Monitoring are denominated in British pound sterling, and have been translated at the average exchange rate of 1.620 U.S. dollars per British pound sterling for the pro forma combined condensed statement of operations for the nine months ended October 1, 1997 (Predecessor), 1.660 U.S. dollars per British pounds sterling for the three months ended January 3, 1998 (Successor), and 1.654 U.S. dollars per British pound sterling for the six months ended July 4, 1998. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
          Statement of Operations (In thousands, except in text)

                                                 Year Ended     Six Months
                                                 January 3,        Ended
                                                    1998       July 4, 1998
                                                 ----------    ------------
                                                      Debit (Credit)

Adjustments to Convert U.K. GAAP to U.S. GAAP
---------------------------------------------

Selling, General, and Administrative Expenses
Record amortization of cost in excess of net
  assets of acquired companies over 40 years,
  recorded to shareholders' investment under
  U.K. GAAP                                        $   782       $   442
                                                   -------       -------

Interest and Other Income (Expense), Net
Record mark-to-market adjustment for
  foreign currency contract that is not
  recorded as a hedge under U.S. GAAP                  191             -
                                                   -------       -------

Income Tax Provision
Record deferred tax provision not recorded
  under U.K. GAAP                                     (192)          (41)
                                                   -------       -------

Pro Forma Adjustments
---------------------
Cost of Revenues
Increase in the work-in-process and finished
  goods inventories of Graseby Product
  Monitoring to the estimated selling price,
  less the sum of the costs of disposal and
  a reasonable profit allowance for the
  Company's selling efforts                            325          (156)
                                                   -------       -------

Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
          Statement of Operations (In thousands, except in text)
          (continued)

                                                 Year Ended     Six Months
                                                 January 3,        Ended
                                                    1998       July 4, 1998
                                                 ----------    ------------
                                                      Debit (Credit)

Selling, General, and Administrative Expenses
Eliminate corporate services fee charged to
  Graseby Product Monitoring by Smiths plc          $  (343)     $   (84)

Service fee of 1.0% and 0.8% of the revenues
  of Graseby Product Monitoring for the fiscal
  year ended January 3, 1998, and the six-month
  period ended July 4, 1998, respectively, for
  services provided under a services agreement
  between the Company and Thermo Electron               458          153

Amortization over 40 years of $38,574,000 of
  cost in excess of net assets of acquired
  companies created by the acquisition of
  Graseby Product Monitoring, net of
  amortization of cost in excess of net assets
  of acquired companies recorded in Graseby
  Product Monitoring's historical results of
  operations, as adjusted to conform to U.S.
  GAAP                                                  182            -
                                                    -------      -------

                                                        297           69
                                                    -------      -------
Interest and Other Income (Expense), Net
Decrease in interest income as a result of
  the use of cash of $23.2 million to partially
  finance the acquisition of Graseby Product
  Monitoring, calculated using the 90-day
  Commercial Paper Composite Rate plus 25
  basis points, or 5.85% for the year ended
  January 3, 1998, and 5.71% for the six
  months ended July 4, 1998                          1,357           577

Increase in interest expense as a result of a
  borrowing from Thermo Electron of $21.0
  million to partially finance the acquisition
  of Graseby Product Monitoring, calculated
  using the 90-day Commercial Paper Composite
  Rate plus 25 basis points, or 5.85% for the
  year ended January 3, 1998, and 5.71% for
  the six months ended July 4, 1998                   1,229          522
                                                    -------      -------

                                                      2,586        1,099
                                                    -------      -------

Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
          Statement of Operations (In thousands, except in text)
          (continued)

                                                 Year Ended     Six Months
                                                 January 3,        Ended
                                                    1998       July 4, 1998
                                                 ----------    ------------
                                                       Debit (Credit)

Income Tax Provision (Benefit)
Income tax benefit associated with the
  adjustments above (excluding the
  amortization of cost in excess of net
  assets of acquired companies), calculated
  at the Company's statutory rate of 40%           $ (1,210)     $  (405)
                                                    -------      -------

Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

    (c)  Exhibits

         2.1* Agreement dated March 13, 1998, for the sale and purchase of all of the issued share capitals of Graseby Allen Limited, Graseby Product Monitoring Limited, Goring Kerr Detection Limited, Graseby Goring Kerr Inc., Graseby Andersen Inc. and part of the share capital of Allen France S.A., between Graseby Limited, Thermo Environmental Instruments Inc., Thermo Sentron Inc., Smiths Industries plc, and Thermo Electron Corporation (previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed June 24, 1998). Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.

         2.2 Amendment Agreement dated May 7, 1998, between Graseby Limited, Thermo Environmental Instruments Inc., Thermo Sentron Inc., Smiths Industries plc, and Thermo Electron Corporation (previously filed as Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed June 24, 1998).

         2.3 Agreement, dated June 9, 1998, to further amend the sale and purchase agreement dated March 13, 1998 between Graseby Limited, Thermo Environmental Instruments Inc., Thermo Sentron Inc., Smiths Industries plc, and Thermo Electron Corporation (previously filed as Exhibit 2.3 to the Registrant's Current Report on Form 8-K filed June 24, 1998). Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Amendment Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.

         10 $21.0 Million Promissory Note due December 15, 1998, payable to Thermo Electron Corporation (previously filed as Exhibit 10 to the Registrant's Current Report on Form 8-K filed June 24, 1998).


* Confidential treatment requested as to certain portions of the document, which portions have been omitted and filed separately with the Securities and Exchange Commission.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 26th day of August, 1998.

                               THERMO SENTRON INC.



                                   By: Paul F. Kelleher
                                       ---------------------------------
                                       Paul F. Kelleher
                                       Chief Accounting Officer